UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 16, 2010
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23975	42-1556195
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 819-5500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On July 26, 2009, we entered into a merger agreement with Harleysville National Corporation and its wholly owned subsidiary, Harleysville National Bank, more information about which can be found in our Current Report on Form 8-K filed on July 27, 2009.
     This Current Report on Form 8-K contains certain historical financial statements of Harleysville National Corporation for the year ended December 31, 2009.

Item 9.01	Financial Statements and Exhibits
     (d)     Exhibits.

Exhibit No.	Description
99.1	Audited consolidated balance sheets of Harleysville National Corporation (a Pennsylvania corporation) and subsidiaries as of December 31, 2009 and 2008, and the related audited consolidated statements of operations, shareholders’ equity and cash flows for each of the three years ended December 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: March 16, 2010	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)

EXHIBIT INDEX
     The following exhibit is filed as part of this report:

Exhibit No.	Description
99.1	Audited consolidated balance sheets of Harleysville National Corporation (a Pennsylvania corporation) and subsidiaries as of December 31, 2009 and 2008, and the related audited consolidated statements of operations, shareholders’ equity and cash flows for each of the three years ended December 31, 2009.